EXHIBIT A.5

             NU/NEWCO/GENCO CORPORATE
              ORGANIZATIONAL CHART

              					   NU
					     		---------------------
					    			|	               			|
								    |               				|
								    |	               Other Rule 58 Companies (1,3)
								    |
								    |
				    	   NEWCO (1,3)
-------------------------------------------------
|  		     |		       |		       |		       |	      |
|  		     |		       |		       |		       |	      |
GENCO	  SELECT     NGS       HEC      MODE 1  Other Rule 58
(2,3,4) (2,3,4)   (2,3,4)   (2,3,4) (2,3,4)   Companies
												                                  (2,3,4)

1.	100 percent of the issued and outstanding stock will be owned by NU

2.	100 percent of the issued and outstanding stock will be owned by NEWCO

3.	NU guaranty authority

4.	NEWCO guaranty authority